1 OMNI NEWCO, LLC AND SUBSIDIARIES Condensed Consolidated Financial Statements For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

2 OMNI NEWCO, LLC AND SUBSIDIARIES Table of Contents Page Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022 3 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Nine Months Ended September 30, 2023 and 2022 4 Condensed Consolidated Statements of Members’ Equity for the Nine Months Ended September 30, 2023 and 2022 5 Condensed Consolidated Statements of Cash Flows for Nine Months Ended September 30, 2023 and 2022 6 Notes to Condensed Consolidated Financial Statements 7-15

OMNI NEWCO, LLC AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited and in thousands) 3 September 30, 2023 December 31, 2022 ASSETS Current assets: Cash and cash equivalents $ 52,407 $ 130,333 Accounts receivable: Billed, net of allowance of $4,898 and $6,091 167,706 236,980 Unbilled 19,041 31,506 Prepaid expenses and other assets 28,523 34,290 Total current assets 267,677 433,109 Property and equipment, net 76,745 81,145 Operating lease right-of-use assets 198,627 210,480 Other assets Goodwill 530,479 531,385 Intangible assets, net 757,714 792,935 Other 12,092 14,820 Total other assets 1,300,285 1,339,140 Total assets $ 1,843,334 $ 2,063,874 LIABILITIES AND MEMBERS’ EQUITY Current liabilities: Accounts payable $ 33,205 $ 80,890 Accrued expenses and other 72,155 100,843 Current portion of long-term debt 16,718 16,563 Current portion of contingent consideration 53,588 71,395 Current portion of operating lease liabilities 46,084 42,499 Total current liabilities 221,750 312,190 Long-term debt, less current portion 1,424,321 1,347,132 Operating lease liabilities, less current portion 177,917 189,023 Contingent consideration liability, less current portion 1,284 25,254 Deferred income taxes 25,395 25,554 Other long-term liabilities 2,906 2,862 Total liabilities 1,853,573 1,902,015 Commitments and contingencies (Note 7) Members’ equity 153,364 152,984 Accumulated other comprehensive loss (5,792) (4,492) Retained earnings (157,811) 13,367 Total members’ equity (10,239) 161,859 Total liabilities and members’ equity $ 1,843,334 $ 2,063,874 See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited and in thousands) 4 Nine Months Ended September 30, 2023 2022 Operating revenue $ 998,858 $ 1,406,784 Operating expenses: Purchased transportation costs 596,516 954,296 Selling, general and administrative 390,120 332,942 Change in fair value of contingent consideration 12,320 11,924 Depreciation and amortization 48,901 39,400 Total operating expenses 1,047,857 1,338,562 Income (loss) from operations (48,999) 68,222 Other expense: Interest expense, net (122,076) (66,130) Other income 596 3,045 Foreign exchange gain (loss) (270) 5,871 Total other expense (121,753) (57,214) Income (loss) before income taxes (170,752) 11,008 Income tax benefit (expense) (426) (2,500) Net income (loss) $ (171,178) $ 8,508 Other comprehensive income (loss) Foreign currency translation adjustment (1,300) (7,544) Comprehensive income (loss) $ (172,478) $ 964 See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES Condensed Consolidated Statements of Members’ Equity (unaudited and in thousands) 5 Accumulated Other Comprehensive Loss Retained Earnings Members’ Equity Balance, January 1, 2023 $ (4,492) $ 13,367 $ 161,859 Issuance of member units - - 380 Net loss - (171,178) (171,178) Foreign currency translation loss (1,300) - (1,300) Balance, September 30, 2023 $ (5,792) $ (157,811) $ (10,239) Accumulated Other Comprehensive Loss Retained Earnings Members’ Equity Balance, January 1, 2022 $ (105) $ (2,632) $ 375,494 Issuance of member units - - 11,506 Member distributions - - (229,190) Net income - 8,508 8,508 Foreign currency translation loss (7,544) - (7,544) Balance, September 30, 2022 $ (7,649) $ 5,876 $ 158,774 See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 6 Nine Months Ended September 30, 2023 2022 Operating Activities Net income (loss) $ (171,178) $ 8,508 Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities: Depreciation and amortization 48,901 39,400 Amortization of deferred financing costs 5,438 5,209 Change in fair value of contingent consideration 12,320 11,924 Other operating activities 259 (1,875) Changes in operating assets and liabilities, net of effects of business acquisitions: Accounts receivable 80,512 145,844 Prepaid and other assets 8,324 (5,850) Accounts payable (46,548) (60,951) Accrued expenses and other liabilities (17,745) (24,752) Contingent consideration paid (15,707) - Net cash (used in) provided by operating activities (95,423) 117,457 Investing activities Cash paid for acquisitions; net of cash acquired 250 (132,559) Purchase of property and equipment and other investing (9,541) (28,420) Net cash used in investing activities (9,291) (160,979) Financing activities Proceeds from long-term debt 64,000 420,000 Repayments of long-term debt (9,077) (7,702) Proceeds of revolving line of credit 20,000 - Repayments of revolving line of credit - (20,000) Repayments of finance lease obligations (3,464) (2,994) Payment of debt issuance costs (511) (13,404) Cash paid to settle contingent consideration (37,541) (9,485) Cash received from member issuances - 850 Purchase of member units - (1,885) Member distributions (7,439) (229,190) Net cash provided by financing activities 25,968 136,190 Effect of exchange rate changes on cash and cash equivalents 820 (2,968) Net increase (decrease) in cash and cash equivalents (77,926) 89,700 Cash and cash equivalents - beginning of period 130,333 37,004 Cash and cash equivalents - end of period $ 52,407 $ 126,704 Supplemental cash flow information Cash paid for interest $ 116,503 $ 60,787 See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 7 1. Nature of Operations Omni Newco, LLC (“Newco”), was formed as a Delaware limited liability company on December 21, 2020. Newco, through its wholly-owned subsidiary, Omni Parent, LLC (together “the Company,” “we,” or “our”) is engaged in the arrangement of air, ocean and ground transportation, with commercial carriers for its customers, both nationally and internationally. Additionally, the Company provides e-commerce fulfillment, warehousing and distribution and value-added services, such as testing and light assembly. 2. Basis of Presentation The condensed consolidated financial statements include the accounts of the Company and its wholly- owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. The condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly the Company’s financial position, results of operations, and cash flows for the periods presented. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022. Interim results are not necessarily indicative of results for a full year. Summary of Significant Accounting Policies Note 2 of the Notes to Consolidated Financial Statements for the year ended December 31, 2022, includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. 3. Acquisitions On March 31, 2022, the Company through its wholly-owned subsidiary Omni Logistics, LLC acquired substantially all of the assets of LiVe Logistics Corporation (“LiVe”). LiVe was founded in 2016 and is headquartered in Vernon Hills, Illinois. LiVe is a third-party logistics company that provides asset-light transportation and logistics services, specializing in a variety of 3PL services, including full truckload, less-than-truckload, shared truckload, multi-stop deliveries, drop trailers, box trucks, sprinter vans, flatbeds, refrigerated, frozen, reefer, flatbeds, intermodal, rail, and warehousing to customers in the United States. On August 26, 2022, the Company purchased AG World Transport, Inc. and certain subsidiaries (collectively “AGW”) in a stock purchase acquisition. AGW was founded in 1996 and is headquartered in San Francisco, California, and has offices in the United States, Asia, and Europe. AGW is a global freight forwarder that leverages its expertise in air freight, ocean freight, road service, and logistics to craft customized, end-to-end supply chain solutions. The acquisition of AGW was to bolster Omni’s brokerage team and win additional business from existing customers through enhanced air freight capabilities. The business combinations described above were accounted for using the acquisition method of accounting and the purchase price was allocated to the net assets acquired at estimated fair value. Total consideration for each acquisition is as follows:

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
September 30, 2023

	LiVe	AGW	Total
Cash consideration (a)	$ 38,055	$ 108,664	$ 146,719
Working capital adjustment due from seller	-	(6,270)	(6,270)
Equity units	4,462	5,247	9,709
Contingent consideration	11,400	21,300	32,700
Total	$ 53,917	$ 128,941	$ 182,858
Less: cash acquired	(1,345)	(12,815)	(14,160)
Total consideration	$ 52,572	$ 116,126	$ 168,698

(a) Cash consideration for LiVe includes post-close amounts received.

Management uses the Option-Pricing Method to estimate fair value of the capital units as of the acquisition date. The Option-Pricing Method requires valuation assumptions of expected term, risk-free interest rates (2.42% for LiVe and 3.27% for AGW), expected volatility (43.40% for LiVe and 51.50% for AGW), and expected dividend yield. The term of four years represents the period to an expected liquidity event. The estimated risk-free interest rate is based on the implied yield available on the transaction date of a U.S. Treasury note with a term equal to the expected term. Estimated volatility is based on historical volatility of publicly traded peer companies over a period equal to the expected term. The dividend yield of 0.0% assumes that dividends are accrued and paid continuously.

In the third quarter of 2023, we recorded a measurement-period adjustment for AGW of $531 to reduce the working capital adjustment due from seller with a corresponding offset to goodwill.

The purchase agreement included contingent consideration up to $27,625 and $30,000 for LiVe and AGW based on the achievement of certain profit contribution milestones over a 24 and 30-month period, respectively.

Based upon the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the respective acquisition:

	LiVe	AGW	Total
Accounts receivable	$ 7,864	$ 26,886	$ 34,750
Prepaid and other current assets	378	1,968	2,346
Right of use asset	75	9,446	9,521
Property and equipment	435	2,712	3,147
Other noncurrent assets	-	652	652
Goodwill	7,156	37,668	44,824
Intangible assets – customer relationships	42,600	86,400	129,000
Intangible assets – trade names	1,000	2,000	3,000
Total assets	$ 59,508	$ 167,732	$ 227,240
Accounts payable	$ 5,642	$ 9,764	$ 15,406
Income tax payable	-	5,610	5,610
Accrued expenses	1,219	4,127	5,346
Lease liabilities, current	69	1,698	1,767
Deferred income taxes, current	-	17,147	17,147
Other current liabilities	-	4,129	4,129
Lease liabilities, long-term	-	375	375
Other long-term liabilities	6	8,756	8,762
Total liabilities	$ 6,936	$ 51,606	$ 58,542
Net assets acquired	$ 52,572	$ 116,126	$ 168,698

8

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 9 Goodwill represents the excess purchase price over the fair value of the assets net of liabilities acquired. Trained and assembled workforce which does not meet the separability criterion is included in goodwill. Goodwill is not deductible for tax purposes. Customer relationships have an estimated useful life of 15 years while trade names are amortized over 2 years. See Note 5 for further details. In connection with the acquisitions, the Company borrowed under its First Lien Term Loan and Amended and Restated First Lien Term Loan. See Note 6 for further details. 4. Goodwill Reconciliation of goodwill as of September 30, 2023 and December 31, 2022 is as follows: September 30, 2023 December 31, 2022 Goodwill – beginning balance $ 531,385 $ 485,586 Goodwill additions – business combinations (Note 3) - 44,293 Foreign currency translation (1,437) - Measurement period adjustments 531 1,506 Goodwill – ending balance $ 530,479 $ 531,385 5. Intangible Assets Intangible assets consist of the following as of September 30, 2023 and December 31, 2022: September 30, 2023 Weighted Average Useful Life in Years Gross Carrying Amount Accumulated Amortization Net Carrying Amount Customer relationships 15.8 $ 765,859 $ (97,735) $ 668,124 Internally developed software 2.9 1,600 (677) 923 Trade names - finite-lived 0.8 9,500 (8,233) 1,267 Trade names - indefinite-lived 87,400 - 87,400 Total intangible assets $ 864,359 $ (106,645) $ 757,714 December 31, 2022 Weighted Average Useful Life in Years Gross Carrying Amount Accumulated Amortization Net Carrying Amount Customer relationships 16.5 $ 766,081 $ (65,490) $ 700,591 Internally developed software 3.6 1,600 (437) 1,163 Trade names - finite-lived 1.2 9,500 (5,719) 3,781 Trade names - indefinite-lived 87,400 - 87,400 Total intangible assets $ 864,581 $ (71,646) $ 792,935 Amortization expense of $35,002 and $30,722 is included in the condensed consolidated statements of operations and comprehensive income (loss) for the nine months ended September 30, 2023 and 2022,

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
September 30, 2023

respectively, within depreciation and amortization. Future amortization of intangible assets will be as follows:

Remainder of 2023	$	11,094
2024		44,117
2025		43,325
2026		43,208
2027		43,005
Thereafter		485,565
	$	670,314

6. Long-Term Debt

At September 30, 2023 and December 31, 2022, long-term debt consisted of the following:

	September 30, 2023		December 31, 2022	
Term loan	$	1,187,133	$	1,132,210
Subordinated term loan		245,000		245,000
Revolving line of credit		20,000		-
Finance leases of equipment		13,082		15,590
Total debt		1,465,215		1,392,800
Deferred financing costs, net		(24,176)		(29,105)
Total debt		1,441,039		1,363,695
Less: current portion		(16,718)		(16,563)
Total long-term debt, net of current portion	$	1,424,321	$	1,347,132

Senior Secured First Lien Term Loan

On December 30, 2020, Omni entered into a First Lien Term Loan payable with a financial institution for a principal amount of $360,000, maturing in December 2026. The Company increased the principal amount by $90,000 under incremental commitment amendment No.1 on June 18, 2021 and $50,000 under incremental commitment amendment No.2 on October 22, 2021. The First Lien Term Loan includes a delayed draw in an aggregate principal amount not to exceed $65,000, maturing in December 2026. In 2021, in connection with acquisitions of Epic, Tiger and Millhouse, the Company borrowed a total of $65,000 under the delayed draw. In March 2022, in connection with the LiVe acquisition, the Company borrowed $40,000 under the delayed draw.

The Company established a new term facility in an aggregate principal amount of $115,000 and established a new delayed draw commitment No.3 on June 24, 2022 in the amount of $100,000 and $45,000 under delayed draw commitment No.4, maturing in December 2026. The agreement also amended definitions of interest whereby the Eurodollar Rate is replaced with Secured Overnight Financing Rate (SOFR). In August of 2022, in connection with the AGW acquisition, the Company borrowed a total of $100,000 under the delayed draw commitment No. 3. In March 2023, the Company borrowed $55,000 under the delayed draw commitment No. 2 and $9,000 under the delayed draw commitment No. 4.

On November 30, 2021, the Company amended and restated ("A&R") the First Lien Term Loan and increased the aggregate principal amount to $800,000, maturing in December 2026. The A&R Term Loan includes delayed draw of an aggregate amount of $185,000. In connection with acquisition of PLC, the Company borrowed $90,000 under the delayed draw December 29, 2021. The A&R Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate plus the applicable margin or at a

10

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 11 rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and secured by substantially all the assets of the Company. The June 2022 Amendment replaced Eurodollar Rate plus applicable margin with SOFR plus applicable margin. The interest rate on the outstanding borrowings was 10.42% and 9.73% at September 30, 2023 and December 31, 2022, respectively. Principal payments equal to 0.25% of the aggregate principal amount are due quarterly commencing on June 30, 2021, with the remaining due upon maturity. Accrued interest is due quarterly. Revolving Line of Credit On December 30, 2020, the Company entered into Revolving Line of Credit with an aggregate principal amount not to exceed $40,000, maturing in December 2025. On November 30, 2021, the Company increased the Revolving Credit Commitment to an aggregate principal amount of $80,000 under the A&R First Lien Credit Agreement. The Revolving Line of Credit bears interest at a base rate per annum equal to the Eurodollar Rate (as replaced with SOFR) plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and is unsecured. Principal is due at maturity and accrued interest is due quarterly. The Company shall pay a commitment fee at a rate per annual equal to 0.50% times the actual daily undrawn amount under the Revolving Line of Credit. The commitment fee is due quarterly and on the maturity date for the Revolving Line of Credit. The Company had $20,000 and $0 in outstanding borrowings under the Revolving Line of Credit at September 30, 2023 and at December 31, 2022, respectively. The interest rate on the outstanding borrowings was 10.42% at September 30, 2023. Secured Second Lien Subordinated Term Loan On December 30, 2020, the Company entered into a Subordinated Term Loan payable with a financial institution for a principal amount of $80,000, maturing in December 2027. On June 24, 2022, the Company obtained a new term facility in the aggregate principal amount of $135,000 and on June 30, 2022, the company entered into the Fifth Amendment to the Secured Second Lien Credit Agreement and funded $30,000 term facility. The Subordinated Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate (as replaced with SOFR) plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and secured by substantially all the assets of the Company. The Subordinated Term Loan is subordinate to the First Lien Term Loan. Principal is due at maturity and accrued interest is due quarterly. Future maturities of Company’s long-term debt as of September 30, 2023 are as follows: Remainder of 2023 $ 3,026 2024 12,102 2025 32,102 2026 1,159,903 2027 245,000 Thereafter - $ 1,452,133 The credit agreements have affirmative and negative covenants as defined within each credit agreement and compliance with the consolidated net leverage ratio. At September 30, 2023, the Company was in compliance with all the terms of its credit facilities. 7. Commitments and Contingencies

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 12 The Company is party to various legal claims and actions incidental to its business, including, without limitation, claims related to cargo damage, contractual disputes, employment matters and personal injury. The Company accrues for the uninsured portion of contingent losses from these and other pending claims when it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Based on the knowledge of the facts, the Company believes the resolution of claims and pending litigation, taking into account existing reserves, will not have a material adverse effect on our condensed consolidated financial statements. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and related events unfold. From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. As of September 30, 2023 and December 31, 2022, $5,094 and $4,581, respectively, are included in accrued expenses on the accompanying balance sheets for current portion of known claims. The non-current portion of known claims of $2,824 and $2,824 at September 30, 2023 and December 31, 2022, respectively, are included in other long-term liabilities in the accompanying condensed consolidated balance sheets. 8. Fair Value of Financial Instruments The Company categorizes its assets and liabilities into one of three levels based on the assumptions used in valuing the asset or liability. Estimates of fair value financial assets and liabilities are based on a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. In accordance with this guidance, fair value measurements are classified under the following hierarchy: Level 1 - Quoted prices in active markets for identical assets or liabilities. Level 2 - Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations in which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3 - Model-derived valuations in which one or more significant inputs are unobservable. The estimated fair value of the contingent consideration liability was determined using the Monte Carlo simulation model. The significant inputs used to calculate the estimated fair value are derived from a combination of observable and unobservable market data. Observable inputs include the risk-free rate and the revenue volatility while unobservable inputs include the revenue discount rate and the estimated revenue projections. A reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying condensed balance sheets using significant unobservable (Level 3) inputs, is as follows: Balance at January 1, 2023 $ 96,649 Fair value changes included in change in fair value of contingent consideration liability 12,320 Payments of contingent consideration (54,097) Balance at September 30, 2023 $ 54,872

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 13 9. Income Taxes The Company’s effective tax rate for the nine months ended September 30, 2023 and 2022 were 0.25% and 22.71%, respectively. The Company recorded income tax expense of $426 in relation to a pretax loss of $170,752 for the nine months ended September 30, 2023 and recorded income tax expense of $2,500 in relation to a pretax income of $11,008 for the nine months ended September 30, 2022. The effective tax rate for the nine months ended September 30, 2023 was primarily impacted by the following items (i) the mix of income and loss generated among the jurisdictions in which the Company operates, (ii) the mix of income and loss generated among taxable and nontaxable entities. The effective tax rate for the nine months ended September 30, 2022 was primarily impacted by the following items (i) the mix of income generated among the jurisdictions in which the Company operates, (ii) the mix of income generated among taxable and nontaxable entities. The Company’s effective tax rate is based upon estimated income before provision for income taxes for the year, composition of the income in different countries, and adjustments, if any, in the applicable quarterly periods for potential tax consequences, benefits and/or resolutions of tax contingencies. The Company’s consolidated tax rate will continue to be impacted by any transactional or one-time items in the future and the mix of income in any given year generated among the jurisdictions in which the Company operates. While the Company believes it has adequately provided for all tax positions, amounts asserted by taxing authorities could materially differ from the Company’s accrued positions as a result of uncertain and complex applications of tax law and regulations. Additionally, the recognition and measurement of certain tax benefits include estimates and judgments by management. Accordingly, the Company could record additional provisions or benefits for US federal, state, and foreign tax matters in future periods as new information becomes available. 10. Related Parties The Company is party to a management consulting agreement with Eve Omni Advisors, LLC (“EVE”). Pursuant to this agreement, EVE will provide consulting services related to senior management matters as an independent contractor. The Company shall pay in advance a quarterly management fee of $375 on the first business day of each fiscal quarter plus reimbursement of certain expenses. The agreement will continue until terminated by certain triggering events as defined in the agreement. The Company incurred management consulting fees of $1,125 during the nine months ended September 30, 2023 and September 30, 2022. The Company entered into a management consulting agreement with Ridgemont Partners Management, LLC (“Ridgemont”) in December 2020. Pursuant to the management consulting agreement, Ridgemont provides consulting services related to senior management matters as an independent contractor on an ongoing basis until terminated by certain triggering events as defined in the agreement. The Company shall pay in advance a quarterly management fee of $375 on the first business day of each fiscal quarter, plus reimbursement of certain expenses. The Company incurred management consulting fees of $1,125 during the six months ended September 30, 2023 and September 30, 2022. 11. Subsequent Events The Company has evaluated all subsequent events through November 13, 2023, the date these condensed consolidated financial statements were available to be issued. On August 10, 2023, Newco entered into an Agreement and Plan of Merger (the “Merger Agreement”)

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 14 with Forward Air Corporation (“Forward Air”) and certain other parties. The Merger Agreement provides that Forward Air, through a series of transactions involving Forward Air’s direct and indirect subsidiaries (collectively with the other transactions contemplated by the Merger Agreement and the other Transaction Agreements referred to therein, the “Transactions”), will acquire Newco for a combination of (a) $150 million in cash and (b) (i) common equity consideration representing 5,135,008 shares of Forward Air’s outstanding common stock on an as-converted and as-exchanged basis (the “Common Equity Consideration”) and (ii) non-voting, convertible perpetual preferred equity consideration representing, if the Conversion Approval (as defined below) is obtained, an additional 10,615,418 shares of Forward Air’s common stock on an as-converted and as-exchanged basis (the “Convertible Preferred Equity Consideration”). The Common Equity Consideration will represent, as of the closing of the Transactions (the “Closing”) and before any Conversion Approval, 16.5% of Forward Air’s common stock, on a fully diluted, as-exchanged basis. If the Conversion Approval is obtained, the Common Equity Consideration and the Convertible Preferred Equity Consideration together will represent as of Closing 37.7% of Forward Air’s common stock on a fully diluted, as-converted and as-exchanged basis. On September 20, 2023, Forward Air announced that, in connection with the Merger Agreement, GN Bondco, LLC, a wholly owned subsidiary of Newco, (the “Escrow Issuer”) commenced a private offering of $725,000 aggregate principal amount of its 9.5% senior secured notes due 2031 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) (the “Notes Offering”). The Notes and the related future guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes will bear interest at a rate of 9.5% per annum, payable semiannually in cash in arrears on April 15 and October 15 of each year, commencing April 15, 2024. The Notes will mature on October 15, 2031. On October 2, 2023, the Escrow Issuer closed its Notes Offering and the Notes were issued pursuant to an indenture (the “Indenture”'), dated as of October 2, 2023, between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent. In addition, Forward Air and the Escrow Issuer entered into an escrow agreement (the “Escrow Agreement”) pursuant to which the initial purchasers of the Notes deposited the gross proceeds of the sale of the Notes into an escrow account and Forward Air deposited additional funds required to be deposited therein pursuant to the terms of the Escrow Agreement. On a monthly basis starting in December 2023, Forward Air is required to deposit or cause to be deposited additional amounts into the escrow account (unless an escrow release has occurred). In connection with the Merger Agreement, the Escrow Issuer will be merged with and into Clue Opco LLC (“Opco”), with Opco surviving the merger as a wholly owned subsidiary of Forward Air (the “Escrow Merger”). Upon consummation of the Escrow Merger, Opco would assume the obligations of the Escrow Issuer under the Notes and the Indenture and become the “Issuer” thereunder upon executing a supplemental indenture to the Indenture. As part of the Transactions, Clue Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Opco, will merge with and into Newco with Newco surviving the merger as a wholly owned subsidiary of Opco (the “Merger”). If the Merger is not consummated on or prior to June 30, 2024 (the “Escrow Outside Date”), or if, prior to such date, (i) Forward Air notifies the escrow agent that the Merger Agreement has been terminated in accordance with its terms or (ii) Forward Air issues a press release indicating that the Merger will not be consummated on or prior to the Escrow Outside Date (or at all), then, in each case, the Escrow Issuer will be required to redeem all of the notes at a special mandatory redemption price equal to the initial issue price of the Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. On October 31, 2023, Newco announced that it filed a complaint in the Delaware Court of Chancery against Forward Air seeking specific performance under the Merger Agreement, requiring Forward Air

OMNI NEWCO, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements (unaudited and in thousands) September 30, 2023 15 to comply with its obligations to complete the transaction. The complaint also seeks a judicial declaration confirming that Omni has complied with all required provisions of the Merger Agreement.